UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 6, 2014
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 887-6400
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 6, 2014, Kennedy-Wilson Holdings, Inc. (the “Company”), through its wholly owned subsidiary, Kennedy-Wilson Inc., entered into amendments to its employment agreements with William J. McMorrow, the Company’s Chief Executive Officer and Chairman of the Board of Directors, and Mary L. Ricks, the President and CEO of Kennedy-Wilson Europe.

The employment agreement with Mr. McMorrow was amended to, among other things:

•	extend the term of Mr. McMorrow’s employment agreement to August 6, 2021, unless earlier terminated;

•	increase Mr. McMorrow’s annual base salary from $950,000 to $1,500,000;

•	provide that Mr. McMorrow will receive an annual performance bonus and equity compensation in amounts approved by the Company’s compensation committee or board of directors, as applicable;

•
provide, upon death or termination for disability, (i) the payment of (A) the sum of (x) the base salary that otherwise would have been paid throughout the remainder of the employment term, plus (y) the amount of Mr. McMorrow’s performance bonus for the most recent calendar year prior to the triggering event or (B) such other amount that the Company’s compensation committee may determine from time to time (the Company may discharge its obligation to pay the amount described in (i) by purchasing and paying for the premiums for one or more insurance policies with the beneficiary being Mr. McMorrow), and (ii) the vesting of all unvested equity-based compensation awards granted to Mr. McMorrow;

•
provide that, upon termination of Mr. McMorrow’s employment without “cause” or Mr. McMorrow’s resignation for “good reason” (each as defined in Mr. McMorrow’s employment agreement), Mr. McMorrow will be entitled to (i) the continued payment of base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) through the remainder of the employment term, (ii) the vesting of all unvested equity-based compensation awards granted to Mr. McMorrow, and (iii) a lump sum severance payment in an amount equal to:

•	three times the average of the sum of the following for the three preceding fiscal years:

•	Mr. McMorrow’s base salary of $1,500,000 per annum (not taking into account any reduction in base salary that constituted good reason);

•	Mr. McMorrow’s performance bonus; and

•
the value of the annual equity-based compensation award granted to Mr. McMorrow (which will be deemed, for each fiscal year, to be the greater of (1) the grant date fair value of the award for such fiscal year and (2) $4,000,000.00), less

•
an amount equal to (1) Mr. McMorrow’s monthly base salary in effect as of the time of such termination (not taking into account any reduction in base salary that constituted good reason) multiplied by (2) the number of months remaining in Mr. McMorrow’s term of employment as of such date.

The employment agreement with Ms. Ricks was amended to, among other things:

•	extend the term of Ms. Ricks employment agreement to August 6, 2021, unless earlier terminated;

•	increase Ms. Ricks’ annual base salary from $750,000 to $1,000,000;

•	provide that Ms. Ricks will receive an annual performance bonus and equity compensation in amounts approved by the Company’s compensation committee or board of directors, as applicable

•
provide, upon death or termination for disability, (i) the payment of (A) the sum of (x) the base salary that otherwise would have been paid throughout the remainder of the employment term, plus (y) the amount of Ms. Ricks’ performance bonus for the most recent calendar year prior to the triggering event or (B) such other amount that the Company’s compensation committee may determine from time to time (the Company may discharge its obligation to pay the amount described in (i) by purchasing and paying for the premiums for one or more insurance policies with the beneficiary being Ms. Ricks), and (ii) the vesting of all unvested equity-based compensation awards granted to Ms. Ricks;

•
provide that, upon termination of Ms. Ricks’ employment without “cause” or Ms. Ricks’ resignation for “good reason” (each as defined in Ms. Ricks’s employment agreement), Ms. Ricks will be entitled to (i) the continued payment of base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) through the remainder of the employment term, (ii) the vesting of all unvested equity-based compensation awards granted to Ms. Ricks, and (iii) a lump sum severance payment in an amount equal to:

•	two times the average of the sum of the following for the three preceding fiscal years:

•	Ms. Ricks’s base salary per annum (not taking into account any reduction in base salary that constituted good reason);

•	Ms. Ricks’s performance bonus; and

•
the value of the annual equity-based compensation award granted to Ms. Ricks (which will be deemed, for each fiscal year, to be the greater of (1) the grant date fair value of the award for such fiscal year and (2) $3,000,000.00), less

•
an amount equal to (1) Ms. Ricks’s monthly base salary in effect as of the time of such termination (not taking into account any reduction in base salary that constituted good reason) multiplied by (2) the number of months remaining in Ms. Ricks’s term of employment as of such date.

The above description of the employment agreement amendments is not complete and is qualified by reference to the terms of the amendments, which are filed as exhibits to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	Sixteenth Amendment to Employment Agreement, dated as of August 6, 2014, by and between Kennedy-Wilson, Inc. and William J. McMorrow.
10.2	Fourth Amendment to Employment Agreement, dated as of August 6, 2014, by and between Kennedy-Wilson, Inc. and Mary L. Ricks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: August 8, 2014